Exhibit 99.2

NOTICE OF WITHDRAWAL AND REVOCATION

Offer to Exchange
Up to 1,250,000 Depositary Shares, Each Representing a 1/100th Interest in a Share of Series A
Non-Cumulative Perpetual Preferred Stock, $100,000 liquidation preference per share
(the “Depositary Shares”)
for
Any and all of the 1,250,000 outstanding 6.189% Fixed-to-Floating Rate Normal ITS issued by USB Capital IX, each with a liquidation amount of $1,000 (the “Normal ITS”)
CUSIP No. 91731K AA 8
and
Solicitation of Consents for Proposed Amendments to the Related Trust Agreement and
Junior Subordinated Indenture

Pursuant to the Preliminary Prospectus and Consent Solicitation Statement, dated May 10, 2010 as it may be amended and supplemented from time to time

THE EXCHANGE OFFER AND THE CONSENT SOLICITATION WILL EXPIRE AT 11:59 P.M.,
NEW YORK CITY TIME, ON JUNE 7, 2010, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY US (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN, AND
CONSENTS MAY BE REVOKED, AT ANY TIME AT OR PRIOR TO THE EXPIRATION DATE.

The undersigned acknowledges receipt of the Preliminary Prospectus and Consent Solicitation Statement dated May 10, 2010 (together with the related Letter of Transmittal and Consent, the “Offer Documents”) of U.S. Bancorp (the “Company”), a Delaware corporation, for (i) the Company’s offer to exchange up to 1,250,000 Depositary Shares for any and all of the 1,250,000 outstanding Normal ITS issued by USB Capital IX , on the terms and subject to the conditions set forth in the Offer Documents (the “Exchange Offer”) and (ii) the solicitation of consents (the “Consents”) from holders of at least a majority in liquidation amount of the Normal ITS (which corresponds to at least a majority of the Normal ITS) (the “Consent Solicitation”) to proposed amendments to the amended and restated trust agreement related to the Normal ITS, the junior subordinated indenture for the junior subordinated notes underlying the Normal ITS and the collateral agreement and stock purchase contract agreement relating to the Normal ITS. All withdrawals of Normal ITS previously tendered in the Exchange Offer (as defined in the Offer Documents) and/or revocations of Consents previously given in the Consent Solicitation (as defined in the Offer Documents) must comply with the procedures described in the Preliminary Prospectus and Consent Solicitation Statement under “The Exchange Offer and Consent Solicitation — Withdrawal of Tenders” and/or “— Withdrawal of Consents with Respect to Normal ITS that were not Tendered,” as appropriate.

The undersigned has identified in the table below the number of Normal ITS that are being withdrawn from the Exchange Offer or with respect to which Consents are being revoked from the Consent Solicitation hereby:

	Number of Normal ITS	Date(s) Tendered
	Withdrawn/	and/or
	Consents Revoked	Consents were Given:
Withdrawal of Normal ITS previously tendered*

Revocation of Consents for which Normal ITS were not Tendered

*	If any Normal ITS were tendered or consents delivered through The Depository Trust Company (DTC), please provide the DTC Participant Number. This form should only be used for withdrawals of Normal ITS delivered through DTC if the undersigned needs to withdraw Normal ITS on the final day of the exchange offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such Normal ITS.

The undersigned acknowledges and agrees that any withdrawal of a tender of Normal ITS shall also constitute a revocation of Consents with respect thereto.

You may transmit this Notice of Withdrawal and Revocation to the Information and Exchange Agent, D.F. King & Co., Inc., at the address listed on the back of the Letter of Transmittal.

This Notice of Withdrawal and Revocation must be signed on the following page by the registered holder(s) of the Normal ITS tendered or for which Consents were delivered as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such securities. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Account Number(s):

Signature(s):

Capacity (full title):

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

Dated:  , 2010

DTC Participant Number (applicable for Normal ITS tendered through DTC only)

The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal, including this Notice of Withdrawal and Revocation, in its sole discretion, and its determination shall be final and binding. None of the Company, the Information and Exchange Agent (each as defined in the Offer Documents) or any other person is under any duty to give notice of any defects or irregularities in any notice of withdrawal and none of them will incur any liability for failure to give any such notice.

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